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                                                                 EXHIBIT 10.23


                      INTERCONNECT AND OPERATING AGREEMENT


         THIS AGREEMENT, made and entered into this 1st day of March, 1996, by and between NORTHERN NATURAL GAS COMPANY, a Delaware corporation, hereinafter referred to as "Northern" and Continental Natural Gas, Inc., an Oklahoma corporation, hereinafter referred to as "Continental", and collectively referred to herein as "Parties".

         In consideration of the mutual covenants and conditions herein contained, the Parties hereby agree as follows:

         1. Northern will install, own, operate, and maintain certain pipeline interconnect facilities, including side taps, valves, measurement apparatus, telemetry equipment, tanks and related appurtenances ("Interconnect Facilities") which are capable of delivering up to 25,000 MMBtu per day of natural gas at Section 18, T3N, R26E Beaver County, Oklahoma. The Interconnect Facilities shall be located on Northern's "A" Line.

         2. Continental hereby grants Northern: (i) the right to install, operate, maintain, and remove any of the Interconnect Facilities that may be located on facilities owned by Continental; and (ii) at no cost to Northern, all rights of ingress and egress reasonably necessary for Northern to install, operate, maintain, and remove the Interconnect Facilities.

         3. This Agreement is an Interconnect and Operating Agreement only and does not obligate either Party to transport gas. The transportation of gas shall be provided pursuant to the terms and conditions set forth in the Related Agreements ("Related Agreements"), copies of which are attached hereto as Exhibits 1-3, and incorporated herein for all purposes.

                 The Related Agreements shall be entered into and executed simultaneously with the execution of this Agreement:
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         a)      Exhibit 1 (CR# 101123)

                 CR# 101123 includes the following agreements between Northern and Continental:

                          1)      A Firm Throughput Service Request;

                          2)      A Firm Throughput Service Agreement; and

                          3)      A Letter Agreement

         b)      Exhibit 2 (CR# 101124)

                 CR# 101124 includes the following agreements between Northern and Continental:

                          1)      A Firm Throughput Service Request;

                          2)      A Firm Throughput Service Agreement; and

                          3)      A Letter Agreement

         c)      Exhibit 3 (CR# 101125)

                 CR# 101125 includes the following agreements between Northern and Continental:

                          1)      A Firm Throughput Service Request;

                          2)      A Firm Throughput Service Agreement; and

                          3)      A Letter Agreement

         4. This Agreement and the Related Agreements shall be effective upon execution. Provided, however, that Northern's obligation to provide transportation service from the designated receipt points to the designated delivery points under each of the Related Agreements shall not commence until the date so specified in the applicable Related Agreement.

         5. This Agreement shall terminate in the event and at such time as Northern's "A" Line is permanently taken out of service. The decision to take such line out of service shall be within Northern's sole discretion and the Parties hereto agree that Northern shall not have any liabilities or





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responsibilities to Continental for any costs or damages associated with taking the "A" Line out of service.

         6. In the event the "A" Line is permanently taken out of service, Northern shall notify Continental and Continental shall have the option to terminate the Related Agreements, effective upon the date such "A" Line is permanently taken out of service as such date is determined by Northern. If Continental elects to terminate the Related Agreements, Continental must notify Northern of its election within ten (10) days of Northern's notification to Continental. If Northern does not receive such notice from Continental on or before such ten (10) day period, the Related Agreements shall continue in full force and effect for the remainder of the terms set forth therein.

         7. Northern shall operate the Interconnect Facilities consistent with the terms and conditions set forth in Northern's FERC Gas Tariff, as amended from time to time.

         8. The Parties agree that the pipeline pressure existing at the subject interconnect site may vary from time to time in accordance with the operational needs and efficiencies of Northern's pipeline system, as such needs and efficiencies are determined by Northern, in its sole discretion. The Parties further agree that Northern has no obligation to provide compression and/or alter its system to enable Continental to receive or deliver natural gas from or to Northern's system under this Agreement or the Related Agreements.

         9.      (a)      NORTHERN WILL PROTECT, INDEMNIFY AND SAVE HARMLESS
CONTINENTAL, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES FROM AND AGAINST THAT PORTION OF THE LIABILITIES, LOSSES, CLAIMS, DAMAGES, PENALTIES, CAUSES OF ACTION, SUITS (INCLUDING SUITS FOR PERSONAL INJURIES OR DEATH AND INCLUDING REASONABLE





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ATTORNEY'S FEES AND EXPENSES) CAUSED OR CONTRIBUTED TO BY THE NEGLIGENCE OF
NORTHERN OR ITS AGENTS ARISING OUT OF OR IN CONNECTION WITH ITS OBLIGATION TO OPERATE THE INTERCONNECT FACILITIES HEREUNDER, AND WILL PAY ANY JUDGMENT OF ANY NATURE RENDERED AGAINST SUCH PERSONS FOR SUCH INJURIES OR DAMAGES DUE TO OR ARISING OUT OF OR IN CONNECTION WITH SUCH NEGLIGENCE OF NORTHERN OR ITS AGENTS. CONTINENTAL WILL PROTECT, INDEMNIFY AND SAVE HARMLESS NORTHERN, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES FROM AND AGAINST THAT PORTION OF THE LIABILITIES, LOSSES, CLAIMS, DAMAGES, PENALTIES, CAUSES OF ACTION, SUITS (INCLUDING SUITS FOR PERSONAL INJURIES OR DEATH AND INCLUDING REASONABLE ATTORNEY'S FEES AND EXPENSES) CAUSED OR CONTRIBUTED TO OR BY THE NEGLIGENCE OF CONTINENTAL OR ITS AGENTS ARISING OUT OF OR IN CONNECTION WITH ITS OBLIGATIONS HEREUNDER, AND WILL PAY ANY JUDGMENT OF ANY NATURE RENDERED AGAINST SUCH PERSONS FOR SUCH INJURIES OR DAMAGES DUE TO OR ARISING OUT OF OR IN CONNECTION WITH SUCH NEGLIGENCE OF CONTINENTAL OR ITS AGENTS.

                 (b) If any liability, loss, claim, damage, penalty, cause of action or suit arises from the joint negligence of Northern and Continental, each Party's responsibility for its portion of the liability, loss, claim, damage, penalty, cause of action or suit will be as determined in accordance with applicable Texas law.





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                 (c)      NOTWITHSTANDING ANYTHING STATED TO THE CONTRARY
HEREIN WITH RESPECT TO THE OPERATION OF THE INTERCONNECT FACILITIES BY NORTHERN, NORTHERN SHALL INDEMNIFY AND HOLD CONTINENTAL HARMLESS FROM AND AGAINST ANY AND ALL FINES AND PENALTIES WHICH ARE IMPOSED AS A RESULT OF NORTHERN'S FAILURE TO COMPLY WITH THE REQUIREMENTS OF ALL APPLICABLE VALID LAWS, RULES AND REGULATIONS OF GOVERNMENTAL BODIES HAVING JURISDICTION; PROVIDED, HOWEVER, THAT NORTHERN SHALL HAVE NO OBLIGATION TO INDEMNIFY CONTINENTAL AS PROVIDED HEREIN IF SUCH FINE OR PENALTY ARISES OUT OF THE DESIGN, CONSTRUCTION AND/OR INSTALLATION OF THE INTERCONNECT FACILITIES, AND NOT NORTHERN'S ERROR OR IF SUCH ERROR IS CONTINENTAL'S.

                 (d) If any provision of this Paragraph 9 or the application thereof shall to any extent be rendered invalid or unenforceable, the remainder of the paragraph shall not be affected thereby, it being intended and agreed that this indemnity shall be construed and enforced to the fullest extent permitted by applicable Texas law.

         10. The Parties specifically recognize that performance under this Agreement is subject to all valid laws, rules, judgments, regulations and orders of courts or regulatory bodies that have jurisdiction. This Agreement is subject to the receipt of any necessary regulatory approval, in form and substance satisfactory to both Parties.

         11. The provisions of this Agreement shall extend to the Parties and to their successors, designees and assigns.





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         12.     This Agreement contains the entire agreement between the
Parties regarding the subject matter hereof, and there are no oral promises, agreements, or warranties affecting it.

         13. If any provision of this Agreement is declared invalid or unenforceable, the remaining provisions shall not be affected. The waiver by either Party of any default of the other Party under this Agreement shall not operate as a waiver of any future default, whether of like or different character or nature.

         14. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the substantive law of the State of Texas, excluding any conflict of laws principles.

         15. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOST OR PROSPECTIVE PROFITS OR ANY OTHER SPECIAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL OR INDIRECT LOSSES OR DAMAGES (IN TORT, CONTRACT OR OTHERWISE) UNDER OR IN RESPECT OF THIS AGREEMENT OR FOR ANY FAILURE OF PERFORMANCE RELATED HERETO.

         16. In the event of either Party being rendered unable, wholly or in part, by force majeure to carry out its obligations under the Agreement, except payment of money, it is agreed that upon such Party giving notice and reasonably full particulars of such force majeure in writing or by telegraph, telefax, or telephone followed by written confirmation to the other Party within a reasonable time after the occurrence of the cause relied on, then the obligations of the Party giving such notice, so far as it is affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as possible be remedied with all reasonable dispatch. For the purposes of this Agreement, the definition of Force Majeure is the same as that set forth in Northern's FERC Gas Tariff.





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         17.     Any Notice, request or demand made pursuant to this Agreement shall be in writing and shall be directed to such Party at the Address given below or to such other address as the Party may designate from time to time. Notice sent personally shall be deemed to have been given upon written confirmation of receipt; notice transmitted by postage prepaid/registered mail shall be deemed to have been given on the date of receipt; notice by overnight mail or courier shall be deemed to have been received two business days after it was sent or such earlier time as is confirmed by the receiving Party; notice sent by facsimile shall be deemed to have been received by the close of the business day following the day on which it was transmitted or such earlier time as is confirmed by the receiving Party. The Parties addresses are:

Northern Natural Gas Company              Continental Natural Gas, Inc.
P.O. Box 1188                             1400 Boston Building, Suite 500
Houston, TX 77251-1188                    1412 S. Boston
Telephone (713) 853-3084                  Tulsa, Oklahoma 74119
Telefax: (713) 646-8000                   Telephone (918) 852-4700
                                          Telefax: (918) 560-4900

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate originals as of the date first hereinabove written.

        "NORTHERN"                                  "CONTINENTAL"

NORTHERN NATURAL GAS COMPANY             CONTINENTAL NATURAL GAS, INC.

By: /s/                                  By: /s/
   ---------------------------              --------------------------------
Title: /s/                               Title: /s/
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Date: /s/                                Date: /s/
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